Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the "Amendment") is made as of June 22, 2011, among LIQUIDMETAL COATINGS, LLC, a Delaware limited liability company ("LMC"), LIQUIDMETAL COATINGS SOLUTIONS, LLC, a Delaware limited liability company ("LMCS"), and ENTERPRISE BANK & TRUST, a Missouri banking corporation (the "Bank").  LMC and LMCS are each referred to herein as a "Borrower" and are collectively referred to herein as the "Borrowers."

Preliminary Statements

(a)           The Borrowers and the Bank are parties to a Credit Agreement dated as of June 23, 2010, as amended by a First Amendment to Credit Agreement dated as of January 12, 2011 (as so amended, the "Credit Agreement").  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement.

(b)           The Borrowers have requested that the Revolving Credit Termination Date be extended.

(c)           The Bank is willing to agree to the foregoing request by the Borrowers, subject, however, to the terms, conditions and agreements set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Extension of Revolving Credit Termination Date.  The definition of Revolving Credit Termination Date in Section 1.1 of the Credit Agreement is amended to read as follows:

"Revolving Credit Termination Date" means December 22, 2011, or, if such day is not a Business Day, the immediately preceding Business Day.

2.             Adjustment of Interest Rate for Revolving Credit Loans.  The definition of Applicable Rate in Section 1.1 of the Credit Agreement is amended to read as follows:

"Applicable Rate" means, at any time, (1) with respect to Revolving Credit Loans, seven and one-half percent (7.5%) per annum, (2) with respect to the Term Loan, seven percent (7%) per annum, and (3) with respect to Equipment Loans, six and three-quarters percent (6.75%) per annum.

3.             Extension of Term Loan Termination Date.  The definition of Term Loan Termination Date in Section 1.1 of the Credit Agreement is amended to read as follows:

 "Term Loan Termination Date" means December 22, 2011, or, if such day is not a Business Day, the immediately preceding Business Day.

4.             Modification of Term Loan Principal Repayment Schedule.  Section 3.2(b) of the Credit Agreement is amended to read as follows:

(b)           Term Loan.

(1)	Interest. Accrued interest on the outstanding principal balance of the Term Loan is payable on the earlier to occur of (A) first day of each month, or (B) the Term Loan Termination Date.

(2)
Principal.  Beginning July 1, 2011, principal installments in respect of the Term Loan, in the amount of $50,000 each, are payable on the first day of each month until the first day of the month in which the Term Loan Termination Date occurs; and

(3)
Termination Date; Balloon Payment.  On the Term Loan Termination Date, the remaining principal outstanding under the Term Loan and any other amounts owing under the Credit Documents (other than any Equipment Loans then outstanding) shall be due and payable in their entirety.

5.             Updated Disclosure.  Section 5.1(f) of the Credit Agreement is amended to read as follows:

(f)           Litigation.  Except as disclosed in Schedule 5.1(f) of this Agreement, there is no pending or, to any Borrower's knowledge, threatened action or proceeding affecting any Borrower or any Guarantor or any of their respective properties before any court, governmental agency or arbitrator which, if determined adversely to such Borrower or any such Guarantor, could reasonably be expected to have a Material Adverse Effect.

A new Schedule 5.1(f) is added to the Credit Agreement in form of Schedule 5.1(f) to this Amendment.

6.             No Other Amendments or Waivers.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  Nothing in this Amendment shall constitute a waiver by the Bank of any Default or Event of Default which may exist on the date hereof; and nothing herein shall require the Bank to waive any Default or Event of Default which may arise hereafter.  Nothing herein shall act to release any Lien on any Collateral or limit the scope or amount of the obligations secured thereby.

7.             Reaffirmation of Credit Documents.  Each Borrower ratifies and reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that (a) such Borrower has no and in any event waives any defense, claim or right of setoff or recoupment with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Bank's actions or inactions, and (b) except as otherwise expressly provided in this Amendment, all representations and warranties made by such Borrower in the Credit Agreement or the other Credit Documents to which it is a party are true and complete on the date hereof as if made on the date hereof.

Second Amendment to Credit Agreement - Page 2

8.             Representations and Warranties.  Each Borrower represents and warrants to the Bank as follows:  (a) it is a validly existing Delaware limited liability company and has full limited liability company power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform any obligations it may have in respect of the foregoing; (b) its execution, delivery and performance of this Amendment and any documents or transactions contemplated hereby do not violate or conflict with, or require any consent under, (1) its organizational documents or any other agreement or document relating to its formation, existence or authority to act, (2) any agreement or instrument by which it or any its properties is bound, (3) any court order, judicial proceeding or any administrative or arbitral order or decree, or (4) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other Person is necessary for it to enter into this Amendment or any document or transaction contemplated hereby or to perform any of its obligations with respect to any of the foregoing.

9.             Conditions Precedent to Amendment.  Unless and to the extent the Bank waives the benefits of this sentence by giving written notice thereof to the Borrowers, the Bank shall have no duties under this Amendment, nor shall any extensions, waivers or other concessions by the Bank under this Amendment be effective, in each case until the Bank has received fully executed originals of each of the following, each in form and substance satisfactory to the Bank, and any other conditions set forth below have been fulfilled to the Bank's reasonable satisfaction:

(a)	Amendment. This Amendment;

(b)	Other. Such other documents, consents, agreements or other items as the Bank may reasonably request.

10.           Expenses.  The Borrowers shall jointly and severally pay the reasonable out-of-pocket legal fees and expenses incurred by the Bank in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein or therein.

11.           Joint and Several Liability.  Notwithstanding anything in this Amendment to the contrary, all obligations of each Borrower under this Amendment shall be the joint and several obligations of all Borrowers.

12.           Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

13.           Counterparts; Fax Signatures.  This Amendment, including, without limitation, any attachments hereto, may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment may be validly executed and delivered by fax, e-mail or other electronic means and any such execution or delivery shall be fully effective as if executed and delivered in person.

[signature page(s) to follow]

Second Amendment to Credit Agreement - Page 3

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LIQUIDMETAL COATINGS, LLC

By:	/s/ Larry Buffington
Name: Larry Buffington
Title: CEO/President

LIQUIDMETAL COATINGS SOLUTIONS, LLC

By:	/s/ Larry Buffington
Name: Larry Buffington
Title: COE/President

ENTERPRISE BANK & TRUST

By:	/s/ Judson Stanion
Name: Judson Stanion
Title:

Second Amendment to Credit Agreement - Signature Page

Schedule 5.1(f)

(Litigation)

1.             Dominion Matter.  On or about May 31, 2011, LMC received a complaint filed by Virginia Electric and Power Company (d/b/a Dominion Virginia Power) against LMCS.  The complaint alleges that a job performed by LMCS in November of 2010 did not comply with the specifications due to the material used and that profile measurements were not taken.  The complaint seeks damages of $2,500,000.  LMC and LMCS believe that the material used did comply with specifications and that conditions (controlled by Dominion or its contractor) did not permit for profile measurements.  LMC and/or LMCS have retained local counsel in Virginia and are in the process of preparing a response to the complaint.

[end of schedule]

Schedule 5.1 (f)